EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Futura Pictures, Inc. on Form SB-2 of our report dated March 18, 2005 appearing in this filing for the fiscal years ended February 28, 2005 and 2003 as well as the reference under the caption "Experts".


/s/ FARBER & HASS, LLP
----------------------
Farber & Hass, LLP

Camarillo, California
March 21, 2005